UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EcoFarms International, Inc.

(Name of small business issuer in its charter)

Nevada	0812	26-201 6678

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

274 Redwood Shores Parkway Suite 242
Redwood City, CA 94065
877-640-4818

(Address and telephone number of registrant’s principal executive offices and principal place of business)

Katrina Cunningham
Chief Executive Officer
274 Redwood Shores Parkway Suite 242
Redwood City, CA 94065
Telephone: 877-640-4818

(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, $.001 par value	7,208,430 shares	$0.25	$1,802,107.50	$70.83

Total	7,208,430 shares	$0.25	$1,802,107.50	$70.83

(1)     Registration fee has been paid via Fedwire.

(2)     This is the initial public offering and no current trading market exists for our stock.

(3)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4)     Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price 508,900 shares were sold to our shareholders in a private placement memorandum while the remaining 6,699,530 are held by our officers and directors. The price of $0.25 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

See “Risk Factors” beginning on page 5 for a discussion of material risks that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2008

PRELIMINARY PROSPECTUS

EcoFarms International, Inc.

7,208,430 Shares of Common Stock
Price per share: $0.25
Total cash proceeds if all shares are sold: $0

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.25 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

--------------------

          The purchase of our shares involves substantial risk. See “risk factors” beginning on page 7 for a discussion of risks to consider before purchasing our common stock.

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          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds To ECOFARMS

Per Share	$0.25	$0	$0.25

Total	$1,802,107.50	$0	$1,802,107.50

EcoFarms International, Inc. is a development stage company and currently has minimal operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 5 THROUGH 11 BEFORE BUYING ANY SHARES OF ECOFARMS INTERNATIONAL, INC.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

THE DATE OF THIS PROSPECTUS IS August 15, 2008.

Prospectus Summary

          This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “EcoFarms,” and “EF” refer to EcoFarms International, Inc.

          EcoFarms International, Inc. is a Nevada company focused on developing organic vegetable greenhouses that utilize innovative hydroponics, growing and greenhouse management techniques. It grows and delivers, 12 months a year to local markets, vegetables that are considered higher in flavor, quality and nutrients than conventionally grown produce.

          Since our inception in June 2007, we have not generated any revenues and have accumulated a loss of $307,154. We currently only have 17,522 in cash available to cover our costs. We will need to raise additional capital to cover the costs associated with our plans of operation.

EcoFarms’s address and phone number is:
          EcoFarms Inc.
          274 Redwood Shores Parkway Suite 242
          Redwood City, CA 94065

The Offering

Common Stock Offered for Sale	Up to a maximum of 7,208,430 shares.

Price to the Public	$0.25 per share in cash.

Use of Proceeds Primarily for	Offering expenses, sales and marketing, independent contractors and web site improvement.

Number of Shares Outstanding Prior to the Offering	7,208,430

Number of Shares Outstanding After the Offering	7,208,430

Plan of Distribution

This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by Katrina Cunningham, our CEO. There is no share minimum investment required from individual investors.

Terms of the Offering

The selling shareholders named in this prospectus are of fering 7,208,430 shares of common stock. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.25 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

(1)     Management may not, and will not purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

          The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

July 1, 2007 (Date of Inception) to June 30, 2008

Operating Expenses
Consulting and Professional Fees	$33,327
Compensation	235,000
Advertising and Promotional	10,833
Travel	1,580
Other	14,089
Stock Based Compensation	12,325

Total Operating Expenses	307,154

Provision for Income Taxes	—

Net Income (Loss)	$(307,154)

Net Income per Share
Basic	$(0.04)

Diluted	$(0.04)

Number of Shares Used in Per Share Calculations
Basic	6,880,714

Diluted	6,880,714

RISK FACTORS

          Investors in EcoFarms should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

RISK OF CATASTROPHIC LOSS OF CROP AND PROPERTY DAMAGE

          As in any agricultural business, there is an unquantifiable risk of a weather-related catastrophe that causes substantial damage to, or total failure of, the Company’s crop at one or more greenhouses and severely damages or destroys the greenhouse or greenhouses. Potential catastrophes include floods, earthquakes, tornadoes, hail storms, severe wind and rain.

          The Company will obtain insurance intended to cover property damage, crop loss and consequential losses (such as lost profits) caused by weather events. The Company cannot predict, however, whether this insurance coverage will be sufficient to cover all of the Company’s weather-related losses. The Company also cannot predict whether it will be able to obtain adequate insurance coverage in the future at acceptable premium costs and deductible amounts.

RISK OF LOSS TO CROP FROM PESTS OR MECHANICAL FAILURES

          Plant diseases, such as root rot, or pest infestations, such as whiteflies, can destroy all or a significant portion of the Company’s plants in a greenhouse and could eliminate or significantly reduce production from that greenhouse until the Company is able to disinfect the greenhouse and grow replacement tomato or specialty vegetable plants. The Company does not carry insurance for crop damage from disease or pest infestations and does not believe it can obtain this type of coverage.

CONSTRUCTION RISKS

          The Company plans to construct 6 new hydroponic greenhouse facilities over the next three years. Construction of greenhouses requires skilled construction personnel. There can be no assurance that the Company will be able to locate the required personnel or that construction of the greenhouses will be completed within the Company’s anticipated time frame or budget. Construction projects are subject to cost overruns and delays not within the control of the Company or its subcontractors, such as those caused by acts of governmental entities, financing delays or bad weather. Delays can also arise from design changes and material equipment shortages or delays in delivery. The Company’s inability to construct any future greenhouse in a timely fashion and within the projected construction budget could have a material adverse effect on the Company’s anticipated financial performance.

PERISHABLE CROP

The Company’s crops are subject to all the risks of any perishable food, including spoilage. Tomatoes generally are salable for approximately 10 to 14 days after harvesting. Accordingly, any delay in shipment of the Company’s crop could result in the loss of the shipment due to spoilage.

INHERENT SEASONALITY IN SUPPLY OF TOMATOES

The Company’s business is seasonal, and its quarterly results of operations reflect trends resulting from seasonal variations in production yields and prevailing prices for tomatoes. Price fluctuations and tomato availability have a direct effect on the Company’s financial results. Typically, in the winter months, the reduced supply of tomatoes (due primarily to the lack of field-grown tomatoes) results in higher market prices. Through the spring and summer months, the supply of field-grown tomatoes increases, resulting in lower market prices. As a result, the Company historically has experienced higher profits in the first and second quarters. Although the Company’s production in the first quarter is lower due to fewer hours of direct sunlight, prevailing prices are higher, and in the second quarter, the Company’s production increases although prevailing prices are lower.

LACK OF CONTROL OVER TOMATO AND SPECIALTY VEGETABLE PRICES

The Company’s profitability is dependent upon the price at which it is able to sell its tomatoes or specialty vegetables. The Company has virtually no control over the price at which it is able to sell tomatoes because tomato prices move in response to market supply. The greater supply of tomatoes in the summer months as a result of the harvesting of field-grown tomatoes pushes prices downward. Conversely, the reduced supply of tomatoes in the winter months pushes tomato prices upward. To the extent prevailing market prices for tomatoes are lower than anticipated by the Company, the Company’s profitability will be negatively affected. Variations in the Company’s production of tomatoes also will have a significant effect on the Company’s profitability due to the fact that many of the Company’s operating costs are fixed.

DEPENDENCE ON SUFFICIENT WATER AND HEAT FOR CROPS

The Company’s crops must be irrigated regularly to maintain plant growth and optimal crop production. The Company obtains water for irrigation for each of its greenhouses either from one or more wells or the municipal water supply and has only limited ability to store and recirculate water for its irrigation systems. As a result, any interruption in the water supply lasting longer than a few days to a particular greenhouse is likely to result in a decline in the Company’s crop production at that greenhouse. During the colder months, the Company’s greenhouses must be heated to maintain adequate temperature levels to protect the tomato plants.

AVAILABILITY OF LABOR

The maintenance of the Company’s tomato crops and harvesting of crops is labor intensive. Industry participants, including the Company, experience high turnover rates among hourly workers. Some of the Company’s employees do not work 40 hour weeks or leave the Company’s employment without notice, forcing the Company to hire and train additional employees to maintain and harvest its plants. To the extent the Company experiences higher turnover rates, it will encounter higher than expected recruiting, training and other employment costs. Immigrants comprise a large portion of the Company’s workforce. Any change to existing U.S. immigration policy that restricts the ability of immigrant workers to obtain employment in the United States is likely to contribute to a shortage of available labor and increase the Company’s operating costs. Immigration laws require the Company to confirm the legal status of its immigrant labor force. From time to time, the Company may unknowingly employ illegal immigrants. The Company, as a significant employer of immigrant laborers, is subject to periodic, random searches by the Immigration and Naturalization Service (“INS”). If the INS finds illegally employed immigrants, the Company would suffer the loss of a portion of its labor force and could be subject to fines, some of which could be substantial in amount.

SENSITIVITY TO PRICE INCREASES IN RAW MATERIALS

Increases in the cost of raw materials essential to the Company’s operations, particularly tomato plant seedlings, bees, rockwool, carbon dioxide, fertilizer, insecticides and packaging materials, would increase the Company’s costs of production, which the Company may be unable to recoup through higher prices for its crops. A scarcity of these raw materials could require the Company to curtail production, which also would have a material adverse effect on the Company’s results of operations. The Company generally does not enter into agreements for the supply of any raw materials for longer than one year.

We are significantly dependent on our officers and directors, who has limited experience. The loss or unavailability to EcoFarms of Ms. Cunningham’s or Mr. Schmick’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

          Our business plan is significantly dependent upon the abilities and continued participation of Katrina Cunningham and Greg Schmick. It would be difficult to replace Ms. Cunningham or Mr. Schmick at such an early stage of development of EcoFarms. The loss by or unavailability to EcoFarms of Ms. Cunningham’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Ms. Cunningham could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Ms. Cunningham or Mr. Schmick, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace Ms. Cunningham or Mr. Schmick we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

          The public offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.25. See “Dilution”

Because of market pressures from competitors with more resources, we may fail to implement our business model profitably.

          The business of advertising and marketing on the Internet in general is highly fragmented and extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing solutions developed by us, our competitors, and their advisors.

We are dependent on the popularity of consumer acceptance of hydroponic and organic produce.

Our ability to generate revenue and be successful in implementation of our business plan is dependent on consumer acceptance and demand of hydroponic produce.

A drop in the retail price of commercially grown produce may negatively impact our business.

The demand for our Organic produce depends in part on the price of commercially grown produce. Fluctuations in economic and market conditions that impact the prices of commercially grown produce, such as increase in the supply of such produce and the decrease in the price of commercially grown produce, could cause the demand for hydroponic produce to decline, which would have a negative impact on our business.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

          Due to our start-up nature, we will have to incur the costs of advertising which is intended to generate revenue from sales and advertising, in addition to hiring new employees and commencing additional marketing activities. Most importantly, we will need to fund our expansion of owned greenhouses. To fully implement our business plan we will require substantial additional funding.

          Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

          As a result of our deficiency in working capital at June 30, 2008 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

          As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

          Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;

•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

          Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of EcoFarms; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of EcoFarms are being made only in accordance with authorizations of management and directors of EcoFarms, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of EcoFarms’s assets that could have a material effect on the financial statements.

          We have two individuals performing the functions of all officers and directors. These individuals developed our internal control procedures and are responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

About this Prospectus

          You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

          We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

          All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

          We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that EcoFarms International, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

          We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

          Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in March 2008 pursuant to an exemption under Rule 506 of Regulation D.

          The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

          In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

          The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

          The shares being offered for resale by the selling stockholders consist of the 7,208,430 shares of our common stock held by 38 shareholders of our common stock. 508,900 shares sold in our Regulation D Rule 506 offering completed in June 2008.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 31, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering

Eric Beardephl	20,000	20,000	0	0%
Katherine L. Van Diepen	10,000	10,000	0	0%
Thomas Van Diepen	10,000	10,000	0	0%
Virginia Taylor	20,000	20,000	0	0%
Mary Van Diepen	20,000	20,000	0	0%
Tracy Wahrlich	2,000	2,000	0	0%
Ashok Gujral	20,000	20,000	0	0%
Cornelis Van Diepen	20,000	20,000	0	0%
Donald & Susan DeHamer	40,000	40,000	0	0%
David G. DeVey	20,000	20,000	0	0%
Jeanette Logan	4,000	4,000	0	0%
Rajiv Gujral	40,000	40,000	0	0%
Mary Van Diepen custodian Teresa Cunningham	4,000	4,000	0	0%
Mary Van Diepen custodian Mary Hartwell	4,000	4,000	0	0%
Mary Van Diepen custodian Liane Van Diepen	4,000	4,000	0	0%
Mary Van Diepen custodian Pamela Van Diepen	4,000	4,000	0	0%
Jihad & Kari Totah	1,000	1,000	0	0%
Jack Van Diepen	400	400	0	0%
Gary Mark Aranjo	4,000	4,000	0	0%
Willard J. Classen, Jr	20,000	20,000	0	0%
Ann Classen Treadwell	80,000	80,000	0	0%
J. Trinidad Ibarra	4,000	4,000	0	0%
Alicia Mills	4,000	4,000	0	0%
David Mabbutt	1,000	1,000	0	0%
Anmarie Mabbutt	1,000	1,000	0	0%
Kimberely Burke	16,000	16,000	0	0%
Kimberely Burke Custodial Jared Burke	4,000	4,000	0	0%
Miguel Jaquez	10,000	10,000	0	0%
Larry Nejasmich	40,000	40,000	0	0%
Francis Padilla	10,000	10,000	0	0%
Brad Hartwell	2,500	2,500	0	0%
Harold Johnson	4,000	4,000	0	0%
Lou Giampa	20,000	20,000	0	0%
Patrick Haueter	25,000	25,000	0	0%
Jillian Ivey Sidoti	20,000	20,000	0	0%
Katrina Cunningham	3,492,255	3,492,255	0	0%
Greg Schmick	2,857,275	2,857,275	0	0%
Glenn Miller	100,000	100,000	0	0%
Tom Kenan	200,000	200,000	0	0%
Neil Krystal	50,000	50,000	0	0%
TOTAL	7,208,430	7,208,430

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

The selling security holders may sell some or all of their shares at a fixed price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.25 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

          We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

          The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the director and executive officer is as follows:

Name	age	Title

Katrina Cunningham,	48,	Chief Executive Officer, Chairperson, Board of Directors
Greg Schmick,	57,	President, Director
Glen Miller,	62,	Secretary, Chief Financial Officer, Director

Duties, Responsibilities and Experience

Katrina Cunningham, age 48, is a licensed real estate broker. She holds a degree in Business Administration and International Business from California Polytechnic University. In the past, Ms. Cunningham has owned and operated several financial services based businesses and participated in real estate investment and development projects. She currently dedicated approximately 40 hours per week to the business of EcoFarms.

Greg Schmick, age 57, holds a BS in Biology and a Minor in Chemistry from Eastern Washington state University. He also holds a masters in Agronomy from Washington State University. He has spent his career developing new agricultural technologies and conservation farm systems. He has worked in the organic fertilizer field. He currently dedicates approximately 20 hours per week to the Company’s activities.

Glenn A. Miller, age 62, continues to work as a self-employed CPA. He also holds a real estate license. He currently dedicates 10 hours per week to the Company’s activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 7,208,430 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering

Katrina Cunningham	3,492,255	48.29%
Greg Schmick	2,857,275	39.51%

All Directors, Officers and Principal Stockholders as a Group	6,349,530	87.80%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorizes the issuance of 200,000,000 shares of common stock, $0.001 par value per share. 7,208,430 common shares were outstanding as of the date of this prospectus. No preferred shares were outstanding as of the date of this prospectus Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of EcoFarms, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

          Our Articles of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;

•	to issue the shares;

•	to fix the number of shares;

•	to change the number of shares constituting any series; and

•	to provide for or change the following:

•	the voting powers;

•	designations;

•	preferences; and

•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:

•	dividend rights (including whether dividends are cumulative);

•	dividend rates;

•	Terms of redemption (including sinking fund provisions);

•	redemption prices;

•	conversion rights; and

•	liquidation preferences of the shares constituting any class or series of the preferred stock.

          In each of the listed cases, we will not need any further action or vote by the stockholders.

          One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Options and Warrants

          We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our sole director, Katrina Cunningham, may later determine to authorize options and warrants for our company.

INTEREST OF NAMED EXPERTS AND COUNSEL

          Jillian Ivey Sidoti issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

          The audited financial statements of as of December 31, 2007 and June 30, 2008, are included in this prospectus and have been audited by Gruber and Company, LLC independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          No director of EcoFarms will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

Nevada Law

          Under section 607.0850 of the Nevada Business Corporation Act (the “Act”) a corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Act further states that a corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 607.0850 of the Nevada Business Corporation Act, as amended from time to time, each person that such section grants us the power to indemnify.

Section 607.0850(7) of the Act provides that any director, officer, employee or agent shall not be the beneficiary of any indemnification or advancement of expenses if a judgment or other final adjudication establishes that his or her actions, or omissions to act, wree material to the cause of action so adjudicated and constitute:

•	A violation of a criminal law, unless the party had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

•	A transaction from which the party derived improper personal benefit;

•	In the case of a director, a circumstance defined as an Unlawful Distribution under Section 607.0834 of the Act; or

•

Willful misconduct or a conscious disregard for the best interest of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The Company shall indemnify to the fullest extent permitted by Section 607.0850 of the Act, as may be amended from time to time, any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

EcoFarms is a development stage company incorporated in the State of Nevada in February 2008, but has been operating since July 2007. We seek to duplicate for ourselves and to replicate for other entrepreneurs the existing success of Cedar Mills EcoFarm, a company that was established in 1997 in Pioneer, California. The Technology, Business Model and Sales have been developed and are currently in its fourth season of production.

EcoFarms International will lease the Cedar Mills Greenhouse operations and purchase the proprietary technology and utilize the existing sales and marketing infrastructure. EcoFarms International will then improve on and expand this successful facility and business model through company owned greenhouses and franchises.

One of the substantial owners of Cedar Mills EcoFarm is a brother of Katrina Cunningham, our chief executive officer and chairperson of our company.

Cedar Mills EcoFarm Model

Cedar Mills EcoFarm is an organic vegetable greenhouse company that, we believe, uses the best Organic hydroponics, growing and greenhouse management techniques in the world. It grows and delivers, 12 months a year to local markets, vegetables that are higher in flavor, quality and nutrients than conventionally grown produce.

To enable winter production of organic vegetables, it designed and developed a bio-energy boiler to convert local forest residue (wood chips) to energy (hot water) for heating. This renewable energy source reduced energy costs by 70% and enables “off-season” or winter vegetable production to be a profitable enterprise. Other bio-mass sources of energy can be used such as the methane gas emitted by livestock waste, municipal landfills and sewage plants. Cedar Mills EcoFarm reports that it achieves a minimum profit of $6.00 a square foot.

We believe that Cedar Mills EcoFarm is the first organic greenhouse in the U.S. to successfully integrate a Dutch growing system of pruning and training vines to a single stem tied to overhead wires. Production is estimated to be over 10 times that of open field production. High quality crops are produced 12 months of the year.

Cedar Mills EcoFarm limits the distribution of its vegetables to a 150-mile radius. This enables vegetables to fully ripen on the vines and then to be picked and delivered to the marketplace within 24 hours. This scheme insures superior flavor, quality and nutrients content.

Current agricultural production systems are one of the biggest if not the largest consumer of fossil fuels and one of the greatest producers of greenhouse gases. By producing and marketing products close to our customers we save substantially on transportation costs, related fuel consumption and pollution.

Other Advantages of this Model
There are many benefits of this eco-farming model other than reliably delicious tomatoes that are profitably produced:

1.

An alternative to fossil fuels as the generators of energy for greenhouses, through the use of renewable bio-fuels such as wood chips or other bio-mass sources – the methane gas emitted by livestock waste, municipal landfills and sewage plants.

2.

A contribution to the health of those who eat the produce. It is of higher quality and is nutrient-richer than produce that is picked green as it must travel up to thousands of miles to the marketplace. Produce not allowed to ripen naturally lacks nutrients and flavor.

Business of Issuer

Our business plan is two fold

1.	Lease the Cedar Mills Greenhouse operations and purchase the proprietary technology and utilize the existing sales and marketing infrastructure.

2.	Build and expand directly through company-owned greenhouses.

Leasing Cedar Mills Greenhouse

                    Leasing the Cedar Mills Greenhouse instantly puts our Company in Business.

Company-owned greenhouses

•	Complete a second greenhouse next to the original Cedar Mills facility in Pioneer, California.

	a.	Learn to duplicate Cedar Mills’ technology and growing techniques.

	b.	Maximize the profitability of the Cedar Mills site.

c.	Provide training facilities for new managers and technicians

d.	Duplicate this technology and business model first in other areas of California and then expand nationally.

Our Products

•     Vine Ripe Cluster Tomato
Our primary product is a premium quality, vine-ripened, cluster tomato, grown in accordance with the California Organic Food Act of 1990, packed in 10-pound reusable plastic crates and delivered FRESH to customers within 24 hours of harvest.

•     Specialty Vegetables
Specialty vegetables include 1) premium quality, organic, vine- ripened European Cucumbers, packed in 2-layer, 24-count, reusable plastic crates; and 2) premium quality, organic, large, red, green or yellow-colored bell pepper, packed in reusable plastic crates. As with the tomatoes, both of these products are delivered to customers FRESH within 24 hours from harvest.

Future Products

•     Leafy Greens
Additional products that fit our targeted customer base include Herbs leafy greens and herbs (e.g. salad greens, leafy greens, culinary herbs, and medicinal herbs). These products will be selected specifically for health benefits, flavor, aroma, color, and texture.

•     Strawberries
The Company is currently researching varieties that best fit the green house growing environment. Strawberries will be marketed to existing customers and could possibly be sold through mail order companies during Christmas and other holidays. Note: The demand for the Company’s products is considerably more than the company can produce.

Product Market

The organic foods business is the fastest growing segment in the nutrition industry. Close to $4 billion, annually in sales are attributed to organic produce. Demand for rich Organics currently 10 times greater than present U.S. production capacity. Moreover, 68% of people in the United States are willing to pay more for foods that are free of toxins.

Location

In order to preserve the company-mandated goal for delivering fresh product to customers in less than 24 hours from harvest, only businesses located within a 150-mile radius from the production site are considered the target markets. Currently the Primary markets for its Green house production includes San Francisco, Sacramento, Monterey, Santa Clara, and Santa Cruz.

Segment

The market segments to be serviced by this business include grocery stores, restaurants, and farmers markets. Within these broad groups, the best matches between our product and the final consumer are with high end independent and retail grocery stores, chef-owned restaurants, specialty markets, health food stores, and farmers markets that attract patrons seeking high quality produce and healthy alternatives to conventional produce.

Patrons willing to pay a premium price for higher-quality produce and consumers seeking the health benefits offered by local, organic growing methods are more likely to seek out and purchase our product than consumers who are unable to differentiate our product from those supplied by large-scale corporate farming operations.

Product-Market Strategy

Organically grown
The product will always be certified organic and will provide a healthy grown alternative to conventional produce.

Locally Produced
Product is harvested at optimum maturity and delivered within 24 hours of harvest, with freshness and flavor being the primary goals. Harvesting at optimum maturity also ensures maximum nutrient content.

Unique Varieties
Varieties selected specifically for culinary qualities (taste, color, and aroma) and/or health benefits. Variety selection and plant breeding is an integral part of product development.

Competitive Pricing
Price for vegetables at San Francisco terminal are published on a daily Price basis. To be competitive with produce brokers who will be distributing to some of the same produce managers, the company checks daily prices at the terminal and then prices the product at wholesale plus a reasonable mark-up. We believe this strategy will work because produce buyers will be offered a competitively price product from a local grower, with local distribution that is fresher, has better shelf life, flavor, culinary quality and health benefits as afforded.

Proprietary Technology, Products, & Knowledge

The Cedar Mills EcoFarm LLC uses the most sophisticated hydroponics, growing, and greenhouse management techniques from around the world. This company has also developed many proprietary growth media, management techniques and fertilizer formulas.

Proprietary products, techniques and knowledge include:

1.	Media Formula for growing Organic crops in Hydrotropic bag cultures.

2.	Fertilizer Formulas for Organic Hydrotropic bag cultures.

3.	Proprietary Varieties for Organic Hydrotropic bag cultures based on ten years of greenhouse trials

4.	Greenhouse Production and Accounting System

5.	Alternative energy use for greenhouse production

Economic Feasibility of Venture
Because of the high demand for year around tomatoes in recent years, more and retail markets are importing produce from Mexico and Spain. Greenhouse production from the Netherlands and Canada has also found markets in the United States.

Despite the long-distance shipping expenses incurred by exporters, market demand and price appear to be strong enough to provide high returns to the greenhouse producers. This type of market data, plus our own market studies, lends support to the technical and economic feasibility of this venture.

•	Heating Costs

The ability to use bio-energy in the form of wood chips for the purpose of heating greenhouses for winter vegetable production dramatically reduces the fuel costs and makes this production niche possible. Using non-renewable energy sources such as gas or electricity would make the cost of production too high for a profitable business venture. This renewable energy source reduces energy costs by 70% and enables “off season” or winter vegetable production to be a profitable enterprise.

Hydroponics

          Hydroponics is a technology for growing plants in nutrient solutions (water and fertilizers) with or without the use of artificial medium (e.g., sand, gravel, vermiculite, rockwool, peat, coir, sawdust) to provide mechanical support. Liquid hydroponic systems have no other supporting medium for the plant roots: aggregate systems have a solid medium of support. Hydroponic systems are further categorized as open, where after the nutrient solution has been delivered to the plant roots, it is not reused; or closed where surplus solution is recovered, replenished, and recycled. The definition of hydroponics has been confined to liquid systems only, which blurs statistical data and leads to underestimation of the extent of the technology and its economic implications. All hydroponic systems in temperate regions of the world are enclosed in greenhouse-type structures to provide temperature control, reduce evaporative water loss, and to reduce disease and pest infestations.

          The principal advantages of hydroponic controlled environment agriculture (CEA) include high-density maximum crop yield, crop production where no suitable soil exists, a virtual indifference to ambient temperature and seasonality, more efficient use of water and fertilizers, minimal use of land area, and suitability for mechanization, disease and pest control. The major advantage of hydroponic (CEA) compared to field grown produce is the isolation of the crop from the soil, which often has problems of diseases, pests, salinity, poor structure and/or drainage.

          The principal disadvantages of hydroponics, relative to conventional open-field agriculture, are the high costs of capital and energy inputs, and the high degree of management skills required for successful production. Capital costs may be especially excessive if the structures are artificially heated and cooled. This is why appropriate crops are limited to those with high economic value such as tomatoes.(provided by http://ag.arizona.edu/hydroponictomatoes/overview.htm)

Competition

          We compete against a variety of greenhouses and farms offering similar organic products. We anticipate facing significant competition in the future from farms and greenhouses that offer the same emphasis on quality organic products offered by EcoFarms.

The Company believes that the principal competitive factors affecting its market include product consistency, quality and price, effectiveness of sales and marketing efforts and company reputation. The Company competes in the tomato market both with other hydroponic greenhouse tomato producers and with commercial producers of field-grown tomatoes, both gas green (in which the tomatoes are picked green and colored via ethylene gas during shipping) and vine ripened. Field-grown tomatoes originate primarily from Florida, California or Mexico, depending on the season. Most field-grown tomatoes are sold at wholesale at approximately one-half the price of greenhouse grown tomatoes. During the local growing season, typically late summer, the Company also competes with home- and locally-grown tomatoes. The Company competes with field-grown tomatoes on the basis of overall quality, including taste, texture and appearance, brand recognition and point-of-sale presentation. Field-grown tomato competitors include numerous local and regional growers as well as a number of major grower-shippers in the United States and Mexico, including DiMare (Florida and California), Gargulio (Florida and California), R&B Packing (Mexico) and Meyers (Mexico). These major grower-shippers ship substantially more tomatoes than the Company, have longer standing relationships with various retailers and wholesalers and have greater financial resources than the Company.

The Company’s competition in the hydroponic greenhouse tomato market comes from various domestic and foreign hydroponic greenhouse tomato producers and cooperatives, including domestic producers Eurofresh (with greenhouses in Arizona), Village Farms (with greenhouses in Pennsylvania and Texas) and BC Hothouse (with greenhouses in California).

Government Regulation

The manufacture, processing, packaging, storage, distribution and labeling of food products are subject to extensive federal, state and foreign laws and regulations. In the United States, the Company’s business is subject to regulation by the Food and Drug Administration (“FDA”), the United States Department of Agriculture (“USDA”) and various state and local agricultural and public health authorities. Under the Federal Food, Drug and Cosmetic Act, administered by the FDA, the Company is subject to a comprehensive regulatory scheme governing labeling, packaging and food safety. This includes regulations concerning the packaging process, quality assurance programs and claims of health benefits of food products. In addition, the FDA enforces the Public Health Services Act, which authorizes regulatory activity necessary to prevent the introduction, transmission or spread of communicable diseases. The FDA and USDA regulators charged with enforcing these laws and regulations have broad powers to protect public health, including the power to inspect produce and the Company’s facilities, to order the shut down of a facility or the suspension of delivery of the Company’s produce, as well as the power to impose substantial fines.

The U. S. Immigration and Naturalization Service (“INS”) conducts periodic, random inspections of the Company’s greenhouses to ensure that all immigrant employees have proper documentation. The Company attempts to confirm the legal status of all applicants as part of its normal hiring procedures. The INS has the power to impose substantial fines on the Company if it finds any undocumented employees and require the Company to discharge such employees, in which case the Company would suffer the loss of a portion of its labor force. The Company also is subject to various federal and state regulations relating to workplace safety and worker health, including the Fair Labor Standards Act, Occupational Safety and Health Act and laws and regulations governing such matters as minimum wages, overtime and working conditions.

The Company is subject to various federal, state and local environmental regulations. These include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; the Federal Water Pollution Control Act; the Clean Air Act; the Hazardous Materials Transportation Act; the Toxic Substances Control Act; and their state and local counterparts and equivalents. Most of the Company’s greenhouses discharge wastewater effluent into municipal waste treatment facilities, in some cases at levels that may require the Company to pay wastewater surcharges to municipal water treatment authorities. Some of these authorities have the contractual right to require the Company to limit the level of discharges, construct pretreatment facilities or take other action to reduce effluent discharges in the future. The Company and its operations are also subject to state and local regulation through such measures as zoning, water quality standards emissions, and building codes.

The Company may become subject to additional laws or regulations administered by the FDA, the USDA or other federal, state, foreign or local regulatory authorities, the repeal of laws or regulations or more stringent interpretations of current laws or regulations. The Company cannot predict the nature of any new laws, regulations or interpretations, or what effect they might have on its business. Changes in these laws could require the reconfiguration of the Company’s production, processing and transportation methods or increased compliance costs, and could require the Company to make significant capital expenditures or incur higher operating costs. Any failure by the Company to comply with applicable laws and regulations could subject the Company to civil penalties, including fines, injunctions, greenhouse or pack house closings, recalls or seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on the Company.

The Company has never received notice of alleged violation of any of these laws or regulations. To date, the Company’s regulatory compliance costs have not been significant although there can be no assurance that the Company will not experience significant compliance costs in the future.

Intellectual Property & Proprietary Rights

Currently the Company is using the brands “ECOFRESH” and “ECOFARMS.” Although the Company makes a claim to such marks, they have not been registered with the USPTO. The EcoFarms logo is a stylized mark with white writing with letters the ECO on a dark green background and the letters FRESH on a kelly green background. The two parts are divided by a red tomato.

Employees

We are a development stage company and currently have only a few part-time employees. Katrina Cunningham is our key officer and director. We look to Ms. Cunningham for his entrepreneurial skills and talents as well as for experience in hydroponic technology along with Greg Schmick. It is Ms. Cunningham who provided us our business plan. For a discussion of Ms. Cunningham’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Ms. Cunningham will coordinate all of our business operations. Ms. Cunningham, Mr. Schmick, and Mr. Miller have provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

          In selecting leadership for EcoFarms International Inc.the Company chose professionals that have been involved with this project from the start and have the combined work history’s and professional experience levels necessary to move this Company and its products into the marketplace. What these individuals hold is the ability to implement products into the market quickly and efficiently; they also possess the management ability, insight, and industry savvy to keep these products and company thriving in the market over the long-term.

          We have not entered into employment agreements with any of our key executives and no assurance can be given that each executive will remain with us. All of our officers and directors will hold office until their resignation or removal.

REPORTS TO STOCKHOLDERS

          We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

          We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

PLAN OF OPERATION

          The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

          EcoFarms International, Inc. is a development stage company incorporated in the State of Nevada in February of 2008. We started operations, however, in July of 2007. We were formed to engage in the business of hydroponic and organic vegetables.

          Since our inception in July 2007 to June 30, 2008, we have not generated any revenues and have incurred a net loss of $307,154. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Plan of Operation

          The Company’s objective is to strengthen its position as a large U.S.-based producer and marketer of high quality greenhouse produce and to increase sales. Key elements of the Company’s strategy to achieve this goal include:

•     AGGRESSIVELY DEVELOP CONSUMER BRAND IDENTITY. The Company plans to introduce a marketing campaign targeting additional domestic markets with its newly developed consumer brand. This campaign will include both trade and consumer advertising and point-of-sale promotions emphasizing the consistent year-round availability and superior taste of the Company’s current produce. The Company believes that its branding strategy also may facilitate its future introduction of other superpremium greenhouse produce.

•     EXPAND PRODUCTION CAPACITY. The Company’s strategy is to expand production capacity to meet the increased consumer demand for consistent, high-quality organic tomatoes on a year-round basis. The Company plans to construct additional hydroponic greenhouse facilities in California at sites that provide Land, alternative energy, Water and Organic fertilizer.

•     BROADEN RETAIL DISTRIBUTION. Most major retailers seek a primary supplier for each produce category that is capable of delivering both uniform quality and consistent year-round supply. The Company believes that by offering retailers and consumers a high quality product with a consistent year-round supply, it can become the primary year-round tomato supplier of choice for many major supermarket chains.

Liquidity and Capital Resources

          We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our greenhouses and technology. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

          We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 274 Redwood Shores Parkway Suite 242, Redwood City, CA 94065. We will be leasing a greenhouse at 25400 State Highway 88 Pioneer, CA 95666. We intend on expanding the number of greenhouses the Company operates.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

          During February of 2008, Ms. Cunningham received 3,492,255 shares of common stock, Greg Schmick received 2,857,275 shares of common stock, and Glenn Miller received 100,000 shares of common stock, at a price of $0.001 per share as founders of EcoFarms.

          Several of the shareholders of EcoFarms common stock are related to the officers and directors, however, the shares are not gift shares and are fully paid.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

          We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

          The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

          We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;

•	earnings;

•	need for funds;

•	capital requirements;

•	prior claims of preferred stock to the extent issued and outstanding; and

•	other factors, including any applicable laws.

          Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

          Any compensation received by our officers and directors will be evaluated and determined from time to time by our Board of Directors.
          The Company has compensation agreements in place for its CEO and President for $12,000 and $8,000 per month, respectively, in base salary commencing September 1, 2007.

Transfer agent

          The transfer agent for the common stock will be Routh Stock Transfer, 6860 N Dallas Pkwy, Suite 200, Plano, TX 75024, 972-381-2782

SHARES ELIGIBLE FOR FUTURE SALE

          Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

          Upon completion of this offering, we will have outstanding an aggregate of 7,208,430. Of these shares, 508,900 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our sole officer and director will not be purchasing shares in this offering. The remaining 508,430 shares of common stock held by our existing stockholder are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The 508,900 of the shares making up the 7,208,430 that were issued, were issued on June 1, 2008. All restricted shares are held by our sole officer and director. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and

•

the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective holding periods, subject to restrictions on such sales by affiliates and as restricted by the lock-up agreement.

          Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice, and the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of EcoFarms at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

FINANCIAL STATEMENTS
ECOFARMS INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)
AS OF JUNE 30, 2008
AND FOR THE PERIOD
JULY 1, 2007 (INCEPTION)
THROUGH
June 30, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF ECOFARMS INTERNATIONAL, INC.

We have audited the accompanying balance sheet of EcoFarms International, Inc., a developmental stage enterprise, as of June 30, 2008, and the related statement of operation, stockholders equity and cash flow for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EcoFarms International, Inc., at June 30, 2008 and the results of its’ operations and its’ stockholders equity and cash flow for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gruber & Company, LLC Saint Louis, Missouri
June 21, 2008

2

EcoFarms International, Inc.
(A Developmental Stage Company)
Balance Sheet

June 30, 2008

Assets

Current Assets
Cash & Equivalents	$17,522

Total Current Assets	17,522

Total Assets	$17,522

Liabilities & Stockholders’ Equity (Deficit)
Current Liabilities
Accounts Payable and Accrued Expenses	$19,000
Accrued Officer Compensation	183,001

Total Current Liabilities	202.001

Commitments & Contingencies	—

Stockholders’ Equity (Deficit)

Common Stock, $0.001 par value, 100,000,000 shares authorized; 6,968,930 shares issued and outstanding.	7,163
Additional Paid-in Capital	115,512
Stock Subscriptions Receivable	—
Accumulated Deficit	(307,154)

Total Stockholders’ Equity (Deficit)	(184,479)

Total Liabilities & Stockholders’ Equity (Deficit)	$17,522

The accompanying notes are an integral part of these financial statements

3

EcoFarms International, Inc.
(A Developmental Stage Company)
Statement of Operations

July 1, 2007 (Date of Inception) to June 30, 2008

Operating Expenses
Consulting and Professional Fees	$33,327
Compensation	235,000
Advertising and Promotional	10,833
Travel	1,580
Other	14,089
Stock Based Compensation	12,325

Total Operating Expenses	307,154

Provision for Income Taxes	—

Net Income (Loss)	$(307,154)

Net Income per Share
Basic	$(0.04)

Diluted	$(0.04)

Number of Shares Used in Per Share Calculations
Basic	6,880,714

Diluted	6,880,714

The accompanying notes are an integral part of these financial statements

4

EcoFarms International, Inc.
(A Developmental Stage Company)
Statements of Stockholders’ Equity (Deficit)

	Common Stock

	Number of Shares	Par Value ($0.001) Amount	Additional Paid-In- Capital	Subscriptions Receivable	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance at July 1, 2007 (Date of Inception)	—	$—	$—	$—	$—	$—

Common Stock Issued to Investors for Cash	405,400	405	100,945	—	—	101,350
Common Stock Issued for Stock Subscriptions	36,000	36	8,964	(9,000)	—	—
Founders Shares Issued to Company Officers	6,699,530	6,700	—	—	—	6,700
Common Stock Issued for Services	22,500	22	5,603	—	—	5,625
Cash Received for Stock Subscriptions	—	—	—	9,000	—	9,000
Net Loss	—	—	—	—	(307,154)	(307,154)

Balance at June 30, 2008	7,163,430	$7,163	$115,512	—	$(307,154)	$(184,479)

The accompanying notes are an integral part of these financial statements

5

EcoFarms International, Inc.
(A Developmental Stage Company)
Statement of Cash Flows

July 1, 2007 (Date of Inception) to June 30, 2008

Cash Flows from Operating Activities

Net Income (Loss)	$(307,154)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock Based Compensation	12,325

Changes in operating assets and liabilities:
Accounts Payable and Accrued Expenses	19,000
Accrued Officer Compensation	183,001

Net Cash Used in Operating Activities	(92,828)

Cash Flows from Financing Activities

Cash Received for Stock Subscriptions	9,000
Common Stock Issued for Cash	101,350

Net Cash Provided by Financing Activities	110,350

Net Increase (Decrease) in Cash	17,522

Cash Beginning of Period	—

Cash End of Year	$17,522

Supplemental Disclosure of Cash Flow Information:
Cash Paid during the period for interest	$—
Cash Paid during the period for income taxes	—

Supplemental Disclosure of Non-Cash Items:
Common Stock Issued for Subscriptions	9,000

The accompanying notes are an integral part of these financial statements

6

Note 1 - Organization, Business & Operations

EcoFarms International, Inc., is a developmental stage enterprise, whereby planned principal operations have not commenced, that will specialize in organic vegetable greenhouses that utilizes proprietary hydroponics, growing and greenhouse techniques. The Company intends to:

•	Lease the Cedar Mills Greenhouse operations and purchase the proprietary technology and utilized the existing sales and marketing infrastructure.

•	Build and expand directly through Company owned greenhouses.

The Company was started in July 2007 and incorporated in the State of Nevada in February 2008. The Company is in the process of going public and expects this process to be complete by October/November 2008.

Note 2 - Going Concern and Management’s Plans

The Company’s primary source of operating funds since inception has been provided by its founding stockholder and through note financing. The company intends to raise additional capital through private debt and equity investors. The Company is currently a developmental stage enterprise and there is no assurance that these funds, if raised, will be sufficient to enable the company to fully complete its development activities, attain profitable operations or continue as a going concern. At June 30, 2008, the Company had stockholders’ deficiency of $184,479. The Company had no revenues and incurred a net loss of $307,154 during the period from July 1, 2007 (date of inception) through June 30, 2008.

Management is taking steps to improve the Company’s liquidity by raising funds and seeking revenue sources through the development of products through which the Company may generate revenue. There can be no assurance that the Company will be successful in these endeavors and therefore may have to consider other alternatives.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, the above matters raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

          Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

          Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

          Concentrations of Credit Risk - Cash

The Company maintains its cash with various financial institutions, which may exceed federally insured limits throughout the period.

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          Inventories

Inventories are stated at the lower of cost or market. Cost is computed on a weighted-average basis, which approximates the first-in, first-out method; market is based upon estimated replacement costs.

          Marketable Securities Available for Sale

The Company evaluates its investment policies and the appropriate classification of securities at the time of purchase consistent with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain investments in Debt and Equity Securities,” at each balance sheet date and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in stockholders’ deficiency under the caption “Accumulated Other Comprehensive Loss”. Realized gains and losses and declines in value judged to be other than-temporary on available-for-sale securities are included in net gain on sale of marketable securities. The cost of securities sold is based on the specific identification method. The Company held no Marketable at December 31, 2007 and 2006.

          Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally three to seven years. Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

          Impairment of long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

          Basic and Diluted Net Income per Share

Basic earnings per share is calculated using the weighted-average number of common shares outstanding during the period without consideration of the dilutive effect of stock options and convertible preferred stock. Diluted earnings per share is calculated using the weighted-average number of common shares outstanding during the period after consideration of the dilutive effect of stock options and convertible preferred stock.

          Stock-based compensation

The Company has adopted the disclosure provisions only of SFAS 123 and continues to account for stock based compensation using the intrinsic value method prescribed in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Common stock issued to employees for compensation is accounted for based on the market price of the underlying stock, generally the average low bid price.

8

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 (“EITF 96-18”), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services”. Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received. As the company has no public market for its shares their value has accounted for at the price the company has raised funds, which is .25 per share.

          Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

          Revenue recognition

Sales of products and related costs of products sold are recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price is fixed or determinable and (iv) collectability is reasonably assured. These terms are typically met upon shipment of product to the customer.

          Allowance for doubtful accounts

We provide an allowance for estimated uncollectible accounts receivable balances based on historical experience and the aging of the related accounts receivable.

          Advertising

The Company expenses advertising costs as incurred.

          Income Taxes

The Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards (“FASB”) No. 109, Accounting for Income Taxes (“SFAS 109”). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the period ended December 31, 2007, as a result of net operating losses incurred during the period. As of March 31, 2008, the Company has available approximately $232,139 of net operating losses (“NOL”) available for income tax purposes that may be carried forward to offset future taxable income, if any. These carryforwards expire in various years through 2026. The Company’s deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain. The Company’s ability to utilize its NOL carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

          Research and development costs

Expenditures for research & development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established.

9

          Reclassifications

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period’s presentation. These reclassifications have no effect on the previously reported income (loss).

          Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. FAS 141(R) is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 141(R) no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160. Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 160 no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We are currently assessing the impact the adoption of SFAS No. 159 will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS No. 158 requires company plan sponsors to display the net over- or under-funded position of a defined benefit postretirement plan as an asset or liability, with any unrecognized prior service costs, transition obligations or actuarial gains/losses reported as a component of other comprehensive income in shareholders’ equity. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. We adopted the recognition provisions of SFAS No. 158 as of the end of fiscal 2007. The adoption of SFAS No. 158 did not have an effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We will adopt SFAS No. 157 in the first quarter of fiscal 2009. We are currently assessing the impact that the adoption of SFAS No. 157 will have on our financial position and results of operations.

10

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes, by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is in the process of evaluating the impact of the application of the Interpretation to its financial statements. In February 2007, the FASS issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS No. 159”). SFAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The new guidance is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of the adoption of SFAS No. 159 on its financial position and results of operations.

Note 4 - Accounts payable and accrued expenses

At June 30, 2008, accounts payable and accrued expenses consist of the following:

June 30, 2008

Accounts Payable	$5,000
Accrued Legal Fees	9,000
Accrued Accounting/Audit Fees	5,000

Total Accounts Payable and Accrued Expenses	$19,000

Note 5 - Stockholders’ Deficiency

          Preferred Stock

The Board of Directors has not designated or authorized preferred shares at this time.

          Common Stock

The Company is authorized to issue 100,000,000 shares of common stock, $0.001 par value (the “Common Stock”).

During the period ended June 30, 2008, the Company issued a total of 7,163,430 common shares of which 405,400 were issued to investors for cash totaling $101,350, 36,000 shares were issued to investors for subscriptions totaling $9,000, 6,699,530 shares were issued to Founders at par totaling $6,700, 22,500 shares were issued to non-affiliated parties for services totaling $5,625 and $9,000 was received in cash for stock subscriptions.

          Stock Options

The Company has adopted a stock option plan which enables the Option Committee of the Board of Directors to grant 2,000,000 options to employees and consultants at its discretion. As of March 31, 2008, there were no stock option grants.

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Note 6 - Commitments & Contingencies

          Joint Venture Agreements

On April 25, 2008, the Company (EFI) entered into an Memorandum of Understanding and Interim Agreement with Cedar Mills Ecofarms (CME), LLC, that takes effect upon EFI’s public offering and includes the following provisions:

•	Leasing of CME’s existing greenhouse facilities for the greater of a monthly minimum lease payment or a 25-30% of revenues. The term of the lease to be 5 years with a five year option.

•	EFI will fund and build a 80,000 square foot greenhouse under a sale leaseback arrangement.

•	EFI will pay CME $250,000 for proprietary technology upon funding.

•	EFI will purchase all existing greenhouse inventory.

•	An officer of CME will be retained to manage greenhouse operations and will receive 50,000 shares of common stock for the first year of service and $50,000 per year thereafter.

•	EFI will issue CME 250,000 common shares of EFI stock for exclusive usage of proprietary technology upon funding

          Legal

The Company is not currently party to any lawsuits or litigation.

          Employment Contracts

The Company has compensation agreements in place for its CEO and President for $12,000 and $8,000 per month, respectively, in base salary commencing September 1, 2007.

          Leases

The Company leases its corporate offices for $300 per month in Burlingame, California on a month-to-month tenancy agreement.

Note 7 - Subsequent Events

Subsequent to June 30, 2008, the Company issued a total of 45,000 common shares for services having a value of .25 per share or $11,250.

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Prospectus

August 15, 2008

EcoFarms International, Inc.
274 Redwood Shores Parkway Suite 242
Redwood City, CA 94065
877-640-4818

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

          The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

          1. Under section 607.0850 of the Nevada Business Corporation Act (the “Act”) a corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

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The Act further states that a corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 607.0850 of the Nevada Business Corporation Act, as amended from time to time, each person that such section grants us the power to indemnify.

Section 607.0850(7) of the Act provides that any director, officer, employee or agent shall not be the beneficiary of any indemnification or advancement of expenses if a judgment or other final adjudication establishes that his or her actions, or omissions to act, wree material to the cause of action so adjudicated and constitute:

•	A violation of a criminal law, unless the party had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

•	A transaction from which the party derived improper personal benefit;

•	In the case of a director, a circumstance defined as an Unlawful Distribution under Section 607.0834 of the Act; or

•

Willful misconduct or a conscious disregard for the best interest of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The Company shall indemnify to the fullest extent permitted by Section 607.0850 of the Act, as may be amended from time to time, any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation.

          2. The Issuer’s Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25. Other Expenses of Issuance and Distribution*

          The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

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Amount

SEC registration fee	$70.80
Blue Sky fees and expenses	500.00
Legal fees and expenses	10,000.00
Accounting fees and expenses	10,000.00

Total	$20,570.80

Item 26. Recent Sales of Unregistered Securities.

          The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

          In connection with organizing ECOFARMS INTERNATIONAL, INC., on March 1, 2008, Katrina Cunningham was issued 3,492,255 shares of restricted common stock in exchange for services, Greg Schmick was issued 2,857,275 shares in exchange for services, and Glenn Miller was issued 100,000 shares for services. These shares were issued in connection with the duties of an officer or director.

          Additionally, the following parties were issued shares in connection with services provided:

Tom Kenan	200,000

Neil Krystal	50,000

Patrick Haueter	25,000

Jillian Ivey Sidoti	20,000

In June 2008, we completed a Regulation D Rule 506 offering in which we sold 463,900 shares of common stock to 33 investors, at a price per share of $0.25 per share for an aggregate offering price of $109,225. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of selling stockholder	Shares of common stock owned prior to offering
Eric Beardephl	20,000
Katherine L. Van Diepen	10,000
Thomas Van Diepen	10,000
Virginia Taylor	20,000
Mary Van Diepen	20,000
Tracy Wahrlich	2,000
Ashok Gujral	20,000
Cornelis Van Diepen	20,000
Donald & Susan DeHamer	40,000
David G. DeVey	20,000
Jeanette Logan	4,000
Rajiv Gujral	40,000
Mary Van Diepen custodian Teresa Cunningham	4,000
Mary Van Diepen custodian Mary Hartwell	4,000
Mary Van Diepen custodian Liane Van Diepen	4,000
Mary Van Diepen custodian Pamela Van Diepen	4,000
Jihad & Kari Totah	1,000
Jack Van Diepen	400
Gary Mark Aranjo	4,000
Willard J. Classen, Jr	20,000
Ann Classen Treadwell	80,000
J. Trinidad Ibarra	4,000
Alicia Mills	4,000
David Mabbutt	1,000
Anmarie Mabbutt	1,000
Kimberely Burke	16,000
Kimberely Burke Custodial Jared Burke	4,000
Miguel Jaquez	10,000
Larry Nejasmich	40,000
Francis Padilla	10,000
Brad Hartwell	2,500
Harold Johnson	4,000
Lou Giampa	20,000
Patrick Haueter	25,000
Jillian Ivey Sidoti	20,000
Katrina Cunningham	3,492,255
Greg Schmick	2,857,275
Glenn Miller	100,000
Tom Kenan	200,000
Neil Krystal	50,000
TOTAL	7,208,430

          The purchasers listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name

1.1	Subscription Agreement

3.1	Certificate of Incorporation

3.2	By-Laws

4.1	Form of Common Stock Certificate

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality

23.1	Consent of Gruber and Company, LLC

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          All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

          The undersigned registrant undertakes:

          (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

                    I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

                    III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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          Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Redwood, State of California, on August 15, 2008.

EcoFarms International, Inc.

/s/ Katrina Cunningham

Katrina Cunningham, Chief Executive Officer, Director

          In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Katrina Cunningham	Chief Executive Officer	August 15, 2008
Chairman of the Board
Katrina Cunningham

/s/ Greg Schmick	President	August 15, 2008

Greg Schmick

/s/ Glenn Miller	Chief Financial Officer	August 15, 2008

Glenn Miller

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

ECOFARMS INTERNATIONAL, INC.

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INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION
1.1	Subscription Agreement	This Filing

3.1	Certificate of Incorporation	This Filing

3.2	By-Laws	This Filing

4.1	Form of Common Stock Certificate	This Filing

5.1	Opinion of Jillian Ivey	This Filing
Sidoti, Esq. regarding legality

23.1	Consent of Gruber and Company, LLC	This Filing

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